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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-147385) pertaining to the 2001 Equity Incentive Plan, 2007 Equity Incentive Plan, 2007 Non-Employee Directors' Stock Option Plan and 2007 Employee Stock Purchase Plan of ARYx Therapeutics, Inc. of our report dated March 12, 2008, with respect to the consolidated financial statements of ARYx Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

                      /s/  ERNST & YOUNG LLP

Palo Alto, California
March 12, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM